                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /      Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/      Definitive Proxy Statement

/ /      Definitive Additional Materials

/ /      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                TAB PRODUCTS CO.
                (Name of Registrant as Specified In Its Charter)

                                TAB PRODUCTS CO.
                     me of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/      No fee required.

/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

            -------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:

            -------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            -------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

            -------------------------------------------------------------------
         5) Total fee paid:

            -------------------------------------------------------------------
/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

            -------------------------------------------------------------------
         2) Form, Schedule or Registration Statement No.:

            -------------------------------------------------------------------
         3) Filing Party:

            -------------------------------------------------------------------
         4) Date Filed:

            -------------------------------------------------------------------

                                TAB PRODUCTS CO.
                                2130 GOLD STREET
                                 P.O. BOX 649061
                             SAN JOSE, CA 95164-9061

                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 21, 2000

                                   -----------


Dear Stockholder:

         You are invited to attend the Annual Meeting of Stockholders of Tab Products Co. (the "Company"), which will be held on Thursday, September 21, 2000, at 2:00 P.M. local time at Marriott Santa Clara, 2700 Mission College Boulevard, Santa Clara, California for the following purposes:

         1. To elect four (4) members of the Board of Directors to hold office until the 2001 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

         2. To consider, approve and ratify the appointment of Deloitte & Touche LLP as the independent accountants of the Company for the fiscal year ending May 31, 2001.

         3. To transact such other business as may properly come before the meeting.

         Stockholders of record at the close of business on August 1, 2000 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal executive office of Tab Products Co.

                                        By Order of the Board of Directors,




                                        ROBERT J. SEXTON
                                        SECRETARY


San Jose, California
August 23, 2000

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY AND VOTE IN PERSON AT THE MEETING.

                                 TAB PRODUCTS CO.
                                 2130 Gold Street
                                  P.O. Box 649061
                             San Jose, CA 95164-9061

                                   -----------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                   -----------


         The accompanying proxy is solicited by the Board of Directors of Tab Products Co., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held Thursday, September 21, 2000, at 2:00 P.M. local time, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is August 23, 2000, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                               GENERAL INFORMATION

         ANNUAL REPORT. An annual report and annual report on Form 10-K for the fiscal year ended May 31, 2000, are enclosed with this Proxy Statement.

         VOTING SECURITIES. Only stockholders of record as of the close of business on August 1, 2000, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 5,207,089 shares of Common Stock of the Company, par value $0.01 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

         SOLICITATION OF PROXIES. The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

         VOTING OF PROXIES. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of July 31, 2000 with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) each of the current executive officers, the former Chief Executive Officer and the former Vice President, Marketing named in the Summary Compensation Table, and (iv) all current directors and executive officers, the former Chief Executive Officer and the former Vice President, Marketing of the Company as a group.

                                                                                               SHARES OWNED(1)
                                                                                         ----------------------------
          NAME AND ADDRESS OF                                                                NUMBER      PERCENTAGE
           BENEFICIAL OWNERS                                                               OF SHARES      OF CLASS
           -----------------                                                               ---------      --------

Heartland Advisors, Inc...........................................................          768,100(2)      14.8%
   790 North Milwaukee Street
   Milwaukee, WI 53202

Tab Products Co. Pension, Profit Sharing & Tax
Deferred Savings Trusts...........................................................          562,960         10.8%
   2130 Gold Street
   P.O. Box 649061
   San Jose, CA 95164-9061

Dimensional Fund Advisors Inc.....................................................          414,700(3)       8.0%
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA 90401

T. Rowe Price Associates, Inc.....................................................          394,000(4)       7.6%
   100 E. Pratt Street
   Baltimore, MD  21202

ROI Capital Management, Inc.......................................................          285,200(5)       5.5%
   17 E. Sir Francis Drake Boulevard, Suite 225
   Larkspur, CA 94939

Philip C. Kantz...................................................................          222,780(6)       4.2%

Hans A. Wolf......................................................................          176,800(7)       3.4%

Thomas J. Rauscher................................................................           72,065(8)       1.4%

David J. Davis....................................................................           70,429(9)       1.3%

Joel L. Sitak.....................................................................           61,038(10)      1.2%

Joanne P. Grba....................................................................           59,866(11)      1.1%

Robert R. Augsburger..............................................................           31,075(12)      *

Jerry K. Myers....................................................................           23,500(13)      *

Dr. Kathryn S. Hanson.............................................................           13,500(14)      *

Jeffrey A. Heimbuck...............................................................                0          *


                                       2

Directors and executive officers as a group (15 persons)..........................          806,774(15)    14.4%

*Less than 1%

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2) According to a Schedule 13G filed January 27, 2000 by Heartland Advisors, Inc. ("Heartland"), Heartland is deemed to have beneficial ownership of 768,100 shares of the Company's Common Stock. Heartland has sole voting power as to 268,100 shares and sole dispositive power as to 768,100 shares.

(3) According to a Schedule 13G filed February 4, 2000 by Dimensional Fund Advisors Inc. ("Dimensional"), Dimensional is deemed to have beneficial ownership of 414,700 shares of the Company's Common Stock. Dimensional has sole voting power and sole dispositive power as to such shares.

(4) According to a Schedule 13G jointly filed February 14, 2000 by T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Small Cap Value Fund, Inc. ("Price Fund"), such persons are deemed to have beneficial ownership of 394,000 shares and 325,000 shares, respectively, of the Company's Common Stock. The 325,000 shares deemed to be beneficially owned by Price Fund are included in the 394,000 shares deemed to be beneficially owned by Price Associates. Price Associates has sole voting power as to 44,000 shares and sole dispositive power as to 394,000 shares. Price Fund has sole voting power as to 325,000 shares. These securities are owned by various individuals and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc. which owns 325,000 shares, representing 6% of the shares outstanding, which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5) According to a Schedule 13G filed February 11, 2000 by ROI Capital Management, Inc. ("ROI Capital"), ROI Capital is deemed to have beneficial ownership of 285,200 shares of the Company's Common Stock and has sole voting and sole dispositive power as to such shares.

(6) Includes 150,000 shares which are subject to options exercisable within 60 days of July 31, 2000. Also includes 2,780 shares allocated to Mr. Kantz's account under the 401(k) Plan as of May 31, 2000, based upon a recent quarterly report prepared by the trustee under the 401(k) Plan. Under certain circumstances, Mr. Kantz may be deemed to have sole dispositive power over such shares pursuant to the terms of the 401(k) Plan. Such shares are also included in the number of shares shown as beneficially owned by Tab Products Co. Pension, Profit Sharing and Tax Deferred Savings Trusts. Mr. Kantz retired from the position of Chief Executive Officer of the Company on July 11, 2000 and Mr. Hans A. Wolf was appointed as the Interim Chief Executive Officer of the Company.

(7) Includes 18,500 shares which are subject to options exercisable within 60 days of July 31, 2000. Mr. Wolf was appointed as the Interim Chief Executive Officer of the Company.

(8) Includes 54,642 shares which are subject to options exercisable within 60 days of July 31, 2000. Also includes 2,123 shares allocated to Mr. Rauscher's account under the 401(k) Plan as of May 31, 2000, based upon a recent quarterly report prepared by the trustee under the 401(k) Plan. Under certain circumstances, Mr. Rauscher may be deemed to have sole dispositive power over such shares pursuant to the terms of the 401(k) Plan. Such shares are also included in the number of shares shown as beneficially owned by Tab Products Co. Pension, Profit Sharing and Tax Deferred Savings Trusts.

(9) Includes 28,927 shares which are subject to options exercisable within 60 days of July 31, 2000 and 600 shares held indirectly by Mr. Davis in his father's name. Also includes 1,490 shares allocated to

         Mr. Davis' account under the 401(k) Plan as of May 31, 2000, based on a recent quarterly report prepared by the trustee under the 401(k) Plan. Under certain circumstances, Mr. Davis may be deemed to have sole dispositive power over such shares pursuant to the terms of the 401(k) Plan. Such shares are also included in the number of shares shown as beneficially owned by Tab Products Co. Pension, Profit Sharing and Tax Deferred Savings Trusts.

(10) Includes 29,999 shares which are subject to options exercisable within 60 days of July 31, 2000. Also includes 1,039 shares allocated to Mr. Sitak's account under the 401(k) Plan as of May 31, 2000, based on a recent quarterly report prepared by the trustee under the 401(k) Plan. Under certain circumstances, Mr. Sitak may be deemed to have sole dispositive power over such shares pursuant to the terms of the 401(k) Plan. Such shares are also included in the number of shares shown as beneficially owned by Tab Products Co. Pension, Profit Sharing and Tax Deferred Savings Trusts.

(11) Includes 28,927 shares which are subject to options exercisable within 60 days of July 31, 2000. Ms. Grba resigned from the position of Vice President, Marketing of the Company on August 9, 2000.

(12) Includes 13,500 shares which are subject to options exercisable within 60 days of July 31, 2000.

(13) Includes 13,500 shares which are subject to options exercisable within 60 days of July 31, 2000.

(14) Includes 13,500 shares which are subject to options exercisable within 60 days of July 31, 2000.

(15) Includes 377,387 shares which are subject to options exercisable within 60 days of July 31, 2000. Also includes 22,937 shares allocated to individual executive officer's accounts under the 401(k) Plan as of May 31, 2000, based upon a recent quarterly report prepared by the trustee under the 401(k) Plan. Under certain circumstances, such executive officers may be deemed to have sole dispositive power over such shares pursuant to the terms of the 401(k) Plan. Such shares are also included in the number of shares shown as beneficially owned by Tab Products Co. Pension, Profit Sharing and Tax Deferred Savings Trusts.

                               ELECTION OF DIRECTORS

         DIRECTORS. Immediately prior to the 2000 Annual Meeting, the Company's Board of Directors will consist of four (4) directors: Dr. Kathryn
S. Hanson, Jeffrey A. Heimbuck, Jerry K. Myers and Hans A. Wolf, whose terms will expire on the date of the 2000 Annual Meeting. Each of these directors was elected at the 1999 Annual Meeting of Stockholders, except for Jeffrey A. Heimbuck who was appointed to the Board of Directors effective May 11, 2000. Philip C. Kantz resigned from the Board of Directors on July 11, 2000 and the authorized number of directors was reduced from six (6) to five (5). Mr. Robert R. Augsburger has reached the age of mandatory retirement for Company directors and accordingly he will not stand for reelection this year. Management's four (4) nominees for election to the Board of Directors, and certain information with respect to their age and background, are set forth below.

NAME                                    POSITION WITH THE COMPANY                  AGE           DIRECTOR SINCE
----                                    -------------------------                  ---           --------------

Dr. Kathryn S. Hanson                   Director                                   51                 1996
Jeffrey A. Heimbuck                     Director                                   54                 2000
Jerry K. Myers                          Director                                   59                 1996
Hans A. Wolf                            Chairman of the Board                      72                 1992

         Management knows of no reason why any nominee should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as Management may designate. If elected, the nominees will serve as directors until the Company's 2001 Annual Meeting of Stockholders, and until their successors are elected and qualified. If a quorum is present and voting, the nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes" will be counted as present for purposes of determining if a quorum is present.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

         DR. KATHRYN S. HANSON. Dr. Hanson has been a director of the Company since April 1996. Dr. Hanson is Vice President of Marketing of Pensare, an internet eLearning company. She previously served as Chief Executive Officer and co-Founder of eMentoring, an eLearning company purchased by Pensare. She served as the President of the Hanson Group, a strategic and marketing consulting practice for high technology companies, which she founded in 1988.
 From 1997 to 1998, she served as Chairman, Vice President of Marketing and co-Founder of CustomerCast, Inc., an internet software company. She has also served as an executive at Convergent Technology and Hewlett Packard Company.

         JEFFREY A. HEIMBUCK. Mr. Heimbuck has been a director of the Company since May 2000. Since 1996, Mr. Heimbuck has invested in early stage companies and venture capital funds and he sits on the Boards of Directors of early stage companies. From 1992 to 1996, Mr. Heimbuck served as President and Chief Executive Officer of INMAC, a manufacturer and international business to business reseller of networking products.

         JERRY K. MYERS. Mr. Myers has been a director of the Company since April 1996. Since April 1999 he has been president and chief executive officer of SleepMed Incorporated, a sleep services and neurodiagnostic monitoring company. Since December 1995 he has been chairman of Medcor, Inc., a workers' compensation managed care firm. Since January 1995 Mr. Myers has been a partner in the healthcare investment firm of CroBern Management Partnership, LLP. From 1990 to 1994 he served as President, Chief Executive Officer and a director of Steelcase, Inc. From 1986 through 1990 he was employed by TRW, Inc. serving as general manager of the automotive sector. Mr. Myers is also a director of SleepMed Incorporated.

         HANS A. WOLF. Mr. Wolf has served as a director of the Company since February 1992 and as Chairman of the Board since February 1995. Mr. Wolf is currently serving as Interim Chief Executive Officer of the Company. Mr. Wolf was the Vice Chairman of Syntex Corporation ("Syntex") from October 1985 to December 1993, and was the Chief Administrative Officer at Syntex from October 1985 to February 1992. Mr. Wolf is also chairman of Network Equipment Technologies, Inc. and a director of Hyal Pharmaceutical Corporation.

         BOARD MEETINGS. During fiscal 2000, the Board held ten (10) meetings. No director serving on the Board during fiscal 2000 attended fewer than 75% of such meetings of the Board and the Committees on which he or she served.

         COMMITTEES OF THE BOARD. The Company has an Audit Committee, a Compensation Committee, a Nominating Committee and an Employee Benefits Committee.

         The Audit Committee's functions, among others, are to review with the Company's independent accountants and management the annual financial statements and independent accountants' opinion, review the scope and results of the examination of the Company's financial statements by the independent accountants, approve all professional services and related fees performed by the independent accountants, recommend the retention of the independent accountants to the Board, subject to ratification by the stockholders, and periodically review the Company's accounting policies and internal accounting and financial controls. Messrs. Augsburger and Wolf were members of the Audit Committee during fiscal 2000. Mr. Heimbuck joined the Audit Committee effective May 11, 2000 and Mr. Wolf resigned from the Committee on July 11, 2000. During fiscal 2000, the Audit Committee held three (3) meetings.

         The Compensation Committee's function is to review and grant stock options and recommend salary levels for executive officers and certain other management employees. Mr. Augsburger and Dr. Hanson were members of the Compensation Committee during fiscal 2000. Mr. Heimbuck joined the Compensation Committee effective May 11, 2000. Effective immediately prior to the 2000 Annual Meeting, Mr. Augsburger will resign from the Committee and the Committee will be reduced to two (2) directors. During fiscal 2000, the Compensation Committee held five (5) meetings. For additional information concerning the Compensation Committee, see "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION" below.

         The Nominating Committee interviews and recommends action to the Board regarding any potential member of the Board of Directors. Messrs. Augsburger and Wolf were members of the Nominating Committee during fiscal 2000. During fiscal 2000, the Nominating Committee held one (1) meeting.

         The Employee Benefits Committee selects the investment manager responsible for the management of the Tab Products Co. Defined Benefit Pension Plan assets and monitors the performance of the investment manager. In addition, the committee determines the short-term and long-term financial needs of the Plan. The committee also develops a funding policy and method for the Plan. Messrs. Myers and Kantz and Dr. Hanson were members of the Employee Benefits Committee during fiscal 2000. During fiscal 2000, the Employee Benefits Committee held three (3) meetings.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

         EXECUTIVE COMPENSATION. The following table sets forth information concerning the compensation of the former Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company as of May 31, 2000 whose total salary and bonus for the fiscal year ended May 31, 2000 exceeded $100,000, for services in all capacities to the Company and its subsidiaries, during the fiscal years ended May 31, 2000, 1999 and 1998.

                                               SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION                              LONG-TERM COMPENSATION
                              -------------------------------------------------------  ------------------------------------------
                                                                        RESTRICTED
                                                                          STOCK          SECURITIES           ALL OTHER -
 NAME AND PRINCIPAL POSITION    YEA         SALARY          BONUS         AWARDS       UNDERLYING OPTIONS            TION(7)
 ---------------------------  --------  ---------------  ------------  --------------  --------------------  --------------------

     Philip C. Kantz(1)        2000     $ 325,000        $       0      $ 165,625   (8)         0             $    8,335
                               ----
   Director, President and     1999     $ 227,048(6)     $       0      $       0               0             $    4,496
                               ----
   Chief Executive Officer     1998     $ 300,000        $ 150,000      $       0               0             $    4,200
                               ----

     David J. Davis(2)         2000     $ 215,000        $       0      $  99,375   (9)         0             $    6,388
                               ----
 Senior Vice President and     1999     $ 196,625        $       0      $       0          30,000             $    2,206
                               ----
  Chief Financial Officer      1998     $ 155,177        $  66,000      $       0          20,000             $   20,528(13)
                               ----


   Thomas J. Rauscher(3)       2000     $ 190,000        $       0      $  49,688(10)        0             $    5,785
                               ----
      Vice President,          1999     $ 182,585        $       0      $       0          10,000             $    3,900
                               ----
Manufacturing & Distribution   1998     $ 169,105        $  51,917      $       0               0             $    2,411
                               ----

      Joel L. Sitak(4)         2000     $ 185,000        $       0      $  99,375(11)           0             $    5,894
                               ----
   Vice President, North       1999     $ 168,845        $       0      $       0          34,000             $   32,253(14)
                               ----
       American Sales          1998     $  99,528        $  38,355      $       0               0             $      163
                               ----

     Joanne P. Grba(5)         2000     $ 185,000        $       0      $  99,357(12)           0             $    6,163
                               ----
 Vice President, Marketing     1999     $ 169,170        $       0      $       0          30,000             $      330
                               ----
                               1998     $ 134,244        $  60,000      $       0          20,000             $      165
                               ----


(1) Mr. Kantz was appointed President, Chief Executive Officer and a director of the Company in January 1997 and he resigned from each of these positions on July 11, 2000. Mr. Hans A. Wolf was appointed Interim Chief Executive Officer of the Company in July 2000, upon the retirement of Philip C. Kantz.

(2) Mr. Davis was appointed Senior Vice President of the Company in June 1997 and Chief Financial Officer in May 1998. During the fiscal year ended May 31, 2000 there was outstanding to Mr. Davis a non-interest bearing note payable to the Company. See "EXECUTIVE COMPENSATION AND OTHER MATTERS - Certain Relationships and Related Transactions."

(3) Mr. Rauscher was appointed Vice President, Manufacturing and Distribution of the Company in January 1996.

(4) Mr. Sitak was appointed Vice President, North American Sales of the Company in May 1998.

(5) Ms. Grba was appointed Vice President, Marketing of the Company in July 1997 and she resigned from this position on August 9, 2000.

(6) The difference between the 1999 and 1998 compensation reflects Mr. Kantz's decision to forego compensation to ensure an earnings neutral impact of the Company's annual holiday bonus to non-executive employees.

(7) Includes amounts deferred in the Company's Tax Deferred Savings Plan ("401(k) Plan") for Messrs. Kantz, Davis, Rauscher, Sitak and Ms. Grba in the amounts of $6,903, $5,983, $5,125, $5,639 and $5,758, respectively, during the fiscal year ended May 31, 2000. Also includes annual premiums paid by the Company for life insurance policies for Messrs. Kantz, Davis, Rauscher, Sitak and Ms. Grba in the amounts of $1,432, $405, $660, $255 and $405 respectively.

(8) Mr. Kantz received 25,000 shares of Company Common Stock as a stock bonus vesting on October 19, 2002, three years from the date of grant, if Mr. Kantz remained as an employee of the Company. The value of these shares at May 31, 2000 is $6.625 per share, the closing price of the Company's Common Stock on the date of grant, October, 19, 1999. Mr. Kantz also purchased an equal number of shares, with equal value, on October 19, 1999 by a promissory note secured by such stock, which provided that it would be forgiven if Mr. Kantz remained an employee of the Company on October 19, 2002 or accelerated if Mr. Kantz was no longer an employee of the Company on such date. Upon Mr. Kantz's retirement on July 11, 2000, the Company repurchased the 25,000 shares, which did not vest, and Mr. Kantz returned the 25,000 shares he purchased with the promissory note to the Company.

(9) Mr. Davis received 15,000 shares of Company Common Stock as a stock bonus vesting on October 19, 2002, three years from the date of grant, if Mr. Davis remains as an employee of the Company. The value of these shares at May 31, 2000 is $6.625 per share, the closing price of the Company's Common Stock on the date of grant, October 19, 1999. Mr. Davis also purchased an equal number of shares, with equal value, on October 19, 1999 by a promissory note secured by such stock which will be forgiven if Mr. Davis remains an employee of the Company on October 19, 2002 or accelerated if Mr. Davis is no longer an employee of the Company on such date.

(10) Mr. Rauscher received 7,500 shares of Company Common Stock as a stock bonus vesting on October 19, 2002, three years from the date of grant, if Mr. Rauscher remains as an employee of the Company. The value of these shares at May 31, 2000 is $6.625 per share, the closing price of the Company's Common Stock on the date of grant, October 19, 1999. Mr. Rauscher also purchased an equal number of shares, with equal value, on October 19, 1999 by a promissory note secured by such stock which will be forgiven if Mr. Rauscher remains an employee of the Company on October 19, 2002 or accelerated if Mr. Rauscher is no longer an employee of the Company on such date.

(11) Mr. Sitak received 15,000 shares of Company Common Stock as a stock bonus vesting on October 19, 2002, three years from the date of grant, if Mr. Sitak remains as an employee of the Company. The value of these shares at May 31, 2000 is $6.625 per share, the closing price of the Company's Common Stock on the date of grant, October 19, 1999. Mr. Sitak also purchased an equal number of shares, with equal value, on October 19, 1999 by a promissory note secured by such stock which will be forgiven if Mr. Sitak remains an employee of the Company on October 19, 2002 or accelerated if Mr. Sitak is no longer an employee of the Company on such date.

(12) Ms. Grba received 15,000 shares of Company Common Stock as a stock bonus vesting on October 19, 2002, three years from the date of grant, if Ms. Grba remained as an employee of the Company. The value of these shares at May 31, 2000 is $6.625 per share, the closing price of the Company's Common Stock on the date of grant, October, 19, 1999. Ms. Grba also purchased an equal number of shares, with equal value, on October 19, 1999 by a promissory note secured by such stock, which provided that it would be forgiven if Ms. Grba remained an employee of the Company on October 19, 2002 or accelerated if Ms. Grba was no longer an employee of the Company on such date. Upon Ms. Grba's resignation on August 9, 2000, and the Company repurchased the 15,000 shares, which did not vest, and Ms. Grba returned the 15,000 shares she purchased with the promissory note to the Company.

(13) Includes $20,195 in relocation expenses paid to Mr. Davis during fiscal
     1998.

(14) Includes $31,436 in relocation expenses paid to Mr. Sitak during fiscal
     1999.

         STOCK OPTIONS GRANTED DURING FISCAL 2000. There were no grants of options to purchase the Company's Common Stock made during the fiscal year ended May 31, 2000 to the persons named in the Summary Compensation Table.

     OPTION EXERCISES AND FISCAL 2000 YEAR-END VALUES. The following table provides the specified information concerning unexercised options held as of May 31, 2000, by the persons named in the Summary Compensation Table. None of the persons named in the Summary Compensation Table exercised options in fiscal 2000.

                                        FISCAL YEAR-END OPTION VALUES

                                           NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED IN-THE-MONEY
                                             OPTIONS AT 5/31/00                  OPTIONS AT 5/31/00(4)
                                      ---------------------------------   -----------------------------------

NAME                                   EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
------------------------------------  --------------  ------------------  ----------------  -----------------

Philip C. Kantz(1)                        150,000                  0           $    0              $    0

David J. Davis                             22,588             27,412           $    0              $    0

Thomas J. Rauscher                         54,195              5,805           $    0              $    0

Joel L. Sitak(2)                           24,374             25,626           $    0              $    0

Joanne P. Grba(3)                          22,588             27,412           $    0              $    0



(1) Mr. Kantz retired from the position of President and Chief Executive Officer of the Company on July 11, 2000 and Mr. Hans A. Wolf was appointed Interim Chief Executive Officer of the Company.

(2) Mr. Sitak was appointed Vice President, North American Sales of the Company in May 1998.

(3) Ms. Grba resigned from the position of Vice President, Marketing of the Company on August 9, 2000.

(4) Valuation based on the difference between the option exercise price and the fair market value of the Company's Common Stock on May 31, 2000 (which was $6.25 per share, based on the closing trade price of the common stock on the American Stock Exchange on such date).

         EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS. The Company had an employment agreement with Philip C. Kantz, the Company's former President and Chief Executive Officer. Mr. Kantz retired from his employment with the Company on July 11, 2000.

         Pursuant to Mr. Kantz's employment agreement, he received an annual salary of $325,000 and was eligible to receive annual bonuses based upon the Company's achievement of various financial and/or other goals established by the Board of Directors of the Company for up to 100% of his then current annual base salary, with a target bonus equal to 60% of his then current annual base salary. In the event of a Transfer of Control, as defined under the agreement, all stock options would become fully vested and exercisable as of the date ten days prior to the consummation for such Transfer of Control. In the event that Mr. Kantz was terminated by the Company without cause or in the event that Mr. Kantz resigned from his position with the Company for Good Reason, as defined in the agreement, Mr. Kantz would be entitled to receive severance payments at his final base salary and target bonus rate, less applicable withholding, for a period of two years following the date of termination.

         On July 11, 2000, the Company entered into a retirement agreement with Mr. Kantz, pursuant to which he is entitled to receive, consistent with the employment agreement, a lump sum payment equal to two times his former annual salary of $325,000 and his former target bonus rate. In addition, Mr. Kantz will be entitled to participate in the Company's health insurance policy, at the Company's expense for up to two years from his retirement date.

         In addition, the Company has entered into a form of change of control agreement with certain of its current executive officers. In general, the agreements provide that if within one month prior to or twelve months following a Change of Control of the Company, as defined in the agreement, such executive officer's employment is terminated as a result of Involuntary Termination, as defined in the agreement, such executive officer will continue to receive 150% of his or her annual base salary at the time of such termination, plus 150% of his or her annual bonus at the "on target" level for the fiscal year in which the executive officer is terminated and reimbursement for up to twelve months of COBRA premiums paid by him or her for continued group health insurance coverage. Such severance rights terminate upon the earlier of (i) twelve months from the date of such executive officer's termination or (ii) upon commencement of new employment by such executive officer.

         Options granted under the Company's Option Plan contain provisions pursuant to which unexercised options become immediately exercisable upon a "Transfer of Control" as defined under the Option Plan and terminate to the extent they are not exercised as of the consummation of the Transfer of Control.

                   DIRECTOR COMPENSATION FOR LAST FISCAL YEAR

         COMPENSATION OF DIRECTORS. The Company pays each of its outside directors $15,000 per year, plus an additional $1,000 for each Board and Committee meeting attended, as compensation for their services as members of the Board of Directors of the Company. An additional $500 is paid to each Committee Chairman for each committee meeting attended. During the fiscal year ended May 31, 2000, the Chairman of the Board received an additional $30,000 for his services to the Company in that capacity. In addition, the Company's 1996 Outside Directors Stock Option Plan (the "Directors Plan") provides for initial grants of options to purchase 10,000 shares of the Common Stock of the Company to non-employee directors at the fair market value on the date of grant. The Directors Plan further provides for the automatic annual grant of an additional option to purchase 2,000 shares of the Common Stock of the Company on the date of each annual meeting of stockholders after adoption of the plan to each non-employee director of the Company remaining a member of the Board of Directors of the Company. Each of Messrs. Myers, and Dr. Hanson will be automatically granted an annual option to purchase 2,000 shares of the Common Stock of the Company on the date of the 2000 Annual Meeting of Stockholders. Mr. Heimbuck will not receive such an option because he will not have been a Director of the Company for at least six (6) months, as required by the Company's 1996 Outside Directors Stock Option Plan.

         The following table provides the specified information concerning all compensation paid to persons who were directors of the Company at the end of fiscal 2000, who are not named in the Summary Compensation Table.

                                                                                                      POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED
                                                                                                     ANNUAL RATES OF STOCK
                                                                                                        APPRECIATION FOR
                                                 CASH COMPENSATION              SECURITY GRANTS(3)       OPTION TERM(4)
                                       -------------------------------------  ---------------------  -----------------------

                                                                                    NUMBER OF
                                             ANNUAL                                 SECURITIES
                NAME                     RETAINER FEES        MEETING FEES      UNDERLYING OPTIONS      5%          10%
------------------------------------  -------------------  ------------------  --------------------  ----------  -----------

Robert R. Augsburger                        $15,000             $14,500               2,000              $7,900     $19,900

Dr. Kathryn S. Hanson                       $15,000             $17,000               2,000              $7,900     $19,900

Jeffrey A. Heimbuck(1)                         $855              $1,000              10,000             $25,549     $64,746

Jerry K. Myers                              $15,000             $11,500               2,000              $7,900     $19,900

Hans A. Wolf                                $45,000(2)          $12,500               2,000              $7,900     $19,900

(1) Mr. Heimbuck was appointed to the Board of Directors on May 11, 2000. Pursuant to the 1996 Outside Directors Stock Option Plan, Mr. Heimbuck was granted an initial grant of 10,000 shares at an exercise price of $4.0625, which vests over four (4) years.

(2) Includes $30,000 paid to Mr. Wolf in compensation for his services to the Company as Chairman of the Board of Directors.


(3) The automatic annual grant to purchase 2,000 shares was granted at the fair market value ($6.25) on the date of the 1999 Annual Meeting of Stockholders, October 7, 1999. These shares become immediately exercisable on the date of grant.

(4) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the Securities and Exchange Commission's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the optionholder's continued service to the company. The amounts reflected in this table may not necessarily be achieved. Shares of stock purchased at $6.25 per share in fiscal 2000 would yield profits of approximately $3.93 per share at 5% appreciation over ten years, or approximately $9.96 at 10% appreciation over the same period. Shares of stock purchased at $4.06 per share in fiscal 2000 would yield profits of approximately $2.55 per share at 5% appreciation over ten years, or approximately $6.47 at 10% appreciation over the same period.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. In September 1997, the Company loaned Mr. Davis $100,000, evidenced by a full recourse, non-interest bearing promissory note. The note, secured by a deed of trust, is payable upon demand, or in 2002 if the note has not been called by that time. The entire amount of the note is currently outstanding.

         In October 1999, the Company implemented a Stock Purchase and Stock Bonus Plan ("Plan") with certain executive officers and key employees of the Company. The participating employee borrowed funds from the Company to acquire a specified number of common shares. An equivalent number of shares of common stock was also granted to each individual as a stock bonus. The stock bonus vests after three years, if the employee continues in the Company's employment during that period. The note and accrued interest will be forgiven after three years, if the employee continues employment with the Company during that period. If the employee ceases to be employed by the Company during the three year period after the employee acquired and was granted the shares, the Company may repurchase the shares granted as a stock bonus and the note accelerates and becomes payable in full. The Company used an aggregate of 207,500 shares of Treasury Stock to implement the Plan. All of the certificates are held by the Company as collateral against the note receivable. All executive officers had an aggregate of 81,250 shares in the form of stock bonuses, and 81,250 shares purchased by promissory note.

                      COMPARISON OF STOCKHOLDER RETURN (1)

         Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Russell 2000 Index and the S&P Office Equipment & Supplies Index for the period commencing on June 1, 1995 and ending on May 31, 2000.

                                    [GRAPH]

                                                                Cumulative Total Return
                                            --------- ---------- --------- --------- ----------- ---------
                                                5/95       5/96      5/97      5/98        5/99      5/00

Tab Products Co.                                 100        122       158       248         114        87
Russell 2000                                     100        129       155       197         178       178
S & P Office Equipment & Supplies                100        142       194       243         319       222


(1) Assumes that $100.00 was invested on May 31, 1995 in the Company's Common Stock and in each index, and that all dividends were reinvested. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee is currently comprised of three (3) outside members of the Board of Directors and is responsible for setting and monitoring policies governing the compensation of executive officers. The Compensation Committee reviews the performance and compensation levels for executive officers, sets salary and incentive levels and grants options under the Option Plan. The objectives of the Committee are to correlate executive compensation with the Company's business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Compensation Committee also seeks to establish compensation policies that allow the Company flexibility to respond to changes in its business environment.

         SALARY. Salaries for executive officers are based on a review of salaries for similar positions requiring similar qualifications in similar industries. In determining executive officer salaries, the Compensation Committee has approved the use by management of information from salary surveys.

         The Compensation Committee annually assesses the performance and recommends to the Board of Directors the salary and overall compensation for the Company's President and Chief Executive Officer. The President and Chief Executive Officer annually assesses the performance of all other executive officers and recommends salary increases to the Compensation Committee based on a number of factors such as performance evaluations, comparative data and other relevant factors. The Compensation Committee then reviews and approves the increases for any person with total compensation over $100,000.

         In addition to reviewing performance evaluations, the Compensation Committee also reviews the financial condition of the Company in setting salaries.

         The compensation for the Company's President and Chief Executive Officer during the fiscal year ended May 31, 2000, was based on the January 1997 employment agreement between the Company and Mr. Kantz, the terms of which were reached on the basis of arm's length negotiation between the Company and Mr. Kantz in 1997, and approved by the Compensation Committee. The Compensation Committee confirmed with an independent compensation consultant at the time of these negotiations that the salary approved by the Compensation Committee was appropriate for a President and Chief Executive Officer in the Company's size, geographic location and industry. Mr. Kantz retired from his employment with the Company on July 11, 2000. The Compensation Committee approved a retirement agreement with Mr. Kantz, pursuant to which, as provided in Mr. Kantz's employment agreement, Mr. Kantz is entitled to receive a lump sum payment equal to two times his former annual salary, plus his former target bonus rate and eligibility to participate in the Company's health insurance policy, at the Company's expense, for up to two years from his retirement date.

         ANNUAL INCENTIVE. The Compensation Committee administers an incentive plan to provide additional compensation to executives who meet established performance goals for the Company. In consultation with the Chief Executive Officer, the Compensation Committee annually determines the total amount of cash bonuses available for executive officers and certain other management employees. For fiscal 2000, awards under this bonus plan were contingent upon the Company's attainment of revenue and operating profit targets set by the Compensation Committee in consultation with the Chief Executive Officer. The target amount of bonuses for the Chief Executive Officer and senior executive officers was set by the Compensation Committee; the amount of individual bonuses for the remaining executive officers and other management was proposed by the Chief Executive Officer and is subject to approval by the Compensation Committee. Awards are weighted so that higher awards are received when the Company's performance reaches maximum targets and smaller awards are received when the Company's performance reaches minimum targets and no awards are made when the Company does not meet minimum performance targets. After the total eligible bonus pool is determined, annual incentives are paid to executive officers, based on their individual performance as determined by the Company's President and Chief Executive Officer. During fiscal 2000, the Company's President and Chief Executive Officer was eligible under his employment agreement to receive a bonus of up to 100% of his then current base salary, with a target bonus equal to 60%. The Company's performance in fiscal 2000 did not reach minimum targets and no bonuses were paid to any senior executive officers. Consistent with the Company's objective of aligning compensation with performance, the Company anticipates that future bonus payments will be based on specific targets and performance.

         STOCK OPTIONS. The Compensation Committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for the Company's stockholders and, therefore, periodically grants stock options under the Option Plan at the then current market price. Stock options will only have value if the Company's stock price increases over the exercise price.

         The Compensation Committee grants options to executive officers after consideration of recommendations from the Chief Executive Officer. Recommendations for options are based upon the relative position, responsibilities of each executive officer, previous and expected contributions of each officer to the Company, previous option grants to such executive officers and customary levels of option grants for the respective position in other comparable companies. The Committee changed the vesting schedule for options granted after July 8, 1998 in order to provide further retention incentives to key employees. Options granted on or after July 16, 1998 vest, in general, at a rate of 37 1/2% after eighteen (18) months with the remaining 62 1/2% vesting ratably over the next fourteen (14) quarters. Options made on or prior to July 8, 1998 vested, in general, at a rate of 25% per year over four (4) years. No grant of options was made to the Company's President and Chief Executive Officer during fiscal 2000 in light of his then current equity position. Consistent with the Company's objective of aligning compensation with performance, the Company anticipates that future grants to incumbent executive officers will be based on specific targets and performance.

         STOCK BONUS AND NOTE PURCHASE PLAN. In October 1999, the Compensation Committee approved a Stock Purchase and Stock Bonus Plan ("Plan") with certain executive officers and key employees of the Company in order to improve retention incentives and continue to provide additional equity incentives for senior management. The Plan allows an employee to borrow funds from the Company to acquire a specified number of common shares. An equivalent number of shares of common stock was also granted to each individual, the stock grant vests after three years if the employee continues to be employed. All of the certificates are held by the Company as collateral against the note receivable. The principal and accrued interest on the note will be forgiven after three years, if the employee continues employment with the Company during that period. The Company used an aggregate of 207,500 shares of Common Stock to implement the Plan.

         SECTION 162(m). The Company has considered the provisions of
Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company's chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1991 Plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors. The Company expects that the Compensation Committee will generally be comprised of non-employee directors, and that to the extent such Committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year. The Committee does not believe that in general other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

                             COMPENSATION COMMITTEE


                             Dr. Kathryn S. Hanson, Chair
                             Robert R. Augsburger
                             Jeffrey A. Heimbuck

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Company has selected Deloitte & Touche LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending May 31, 2001. Deloitte & Touche LLP has acted in such capacity since its appointment during the fiscal year ended May 31, 1992. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so. Such representative is expected to be available to respond to appropriate questions.

         The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will each have the same effect as a negative vote on this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING MAY 31, 2001.

                      STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

         The Company has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. A stockholder proposal to be timely must be received at the Company's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

         Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders of the Company must be received by the Company at its offices at 2130 Gold Street, P.O. Box 649061, San Jose, California 95164-9061, not later than April 25, 2001, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                          TRANSACTION OF OTHER BUSINESS

         At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                By Order of the Board of Directors,





                                ROBERT J. SEXTON
                                SECRETARY


August 23, 2000

                                TAB PRODUCTS CO.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                       SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned hereby appoints Hans A. Wolf and Robert J. Sexton, and each of them, with full power of substitution to represent the undersigned and to vote all the shares of the stock of Tab Products Co. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Marriott Santa Clara, 2700 Mission College Boulevard, Santa Clara, California on Thursday, September 21, 2000, at 2:00 P.M. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

         The undersigned hereby acknowledges receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, (3) Annual Report of the Company for the fiscal year ended May 31, 2000 and (4) Annual Report of the Company on Form 10-K for the fiscal year ended May 31, 2000.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

[X]      Please Mark your votes as indicated in this example

1.       Election of the following directors:

[ ]      FOR the nominees                   [ ]      WITHHOLD AUTHORITY
         listed below (except                        to vote for the
         as marked to the                            nominees listed
         contrary below)                             below

(INSTRUCTION: To withhold authority to vote for a nominee, strike a line through the nominee's name.)

Dr. Kathryn S. Hanson
Jeffrey A. Heimbuck
Jerry K. Myers
Hans A. Wolf

2. To ratify the appointment of Deloitte & Touche LLP as independent accountants of the Company for the fiscal year ending May 31, 2001.


         [ ]  FOR             [ ]  AGAINST              [ ]  ABSTAIN



WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

[ ]      CHECK HERE FOR ADDRESS CHANGE AND NOTE BELOW.

[ ]      CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.






Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.


Signature(s): _____________________________________    Dated:_____________, 2000

                                TAB PRODUCTS CO.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                       SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned hereby appoints Hans A. Wolf and Robert J. Sexton, and each of them, with full power of substitution to represent the undersigned and to vote all the shares of the stock of Tab Products Co. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Marriott Santa Clara, 2700 Mission College Boulevard, Santa Clara, California on Thursday, September 21, 2000, at 2:00 P.M. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

         The undersigned hereby acknowledges receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, (3) Annual Report of the Company for the fiscal year ended May 31, 2000 and (4) Annual Report of the Company on Form 10-K for the fiscal year ended May 31, 2000.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

[X]      Please mark your votes as indicated in this example

1.       Election of the following directors:

         [  ]       FOR the nominees           [  ]     WITHHOLD AUTHORITY
                    listed below (except                to vote for the
                    as marked to the                    nominees listed
                    contrary below)                     below

(INSTRUCTION: To withhold authority to vote for a nominee, strike a line through the nominee's name.)

Dr. Kathryn S. Hanson
Jeffrey A. Heimbuck
Jerry K. Myers
Hans A. Wolf

2. To ratify the appointment of Deloitte & Touche LLP as independent accountants of the Company for the fiscal year ending May 31, 2001.


         [ ]  FOR             [ ]  AGAINST              [ ]  ABSTAIN


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

[ ]      CHECK HERE FOR ADDRESS CHANGE AND NOTE BELOW.

[ ]      CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.




Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Signature(s): ____________________________________    Dated:_____________, 2000